CUSTODY AGREEMENT


         AGREEMENT dated as of February 8, 2007, between THE ADVISORS' INNER CIRCLE FUND II, a business trust organized under the laws of the State of Massachusetts, having its principal office and place of business at 1 Freedom Valley Drive, Oaks, PA 19456 (the "Fund"), and THE NORTHERN TRUST COMPANY (the "Custodian"), an Illinois company with its principal place of business at 50 South LaSalle Street, Chicago, Illinois 60675.

                              W I T N E S S E T H:

         That for and in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:


1.       DEFINITIONS.

         Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         (a) "Articles of Incorporation " shall mean the Declaration of Trust of the Fund, including all amendments thereto.

         (b) "Authorized Person" shall mean any person duly authorized by the Board of Directors to give Instructions on behalf of the Fund and listed in the certification annexed hereto as Schedule A or such other certification as may be received by the Custodian from time to time pursuant to Section 18(a).

         (c) "Board of Directors" shall mean the Board of Directors or Trustees of the Fund.

         (d) "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

         (e) "Delegate of the Fund" shall mean and include any entity to whom the Board of Directors of the Fund has delegated responsibility under Rule 17f-5 of the 1940 Act.

         (f) "Depository" shall include the Book-Entry System and the Depository Trust Company, a clearing agency registered with the Securities and Exchange Commission under Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, the use of which is hereby specifically authorized. The term "Depository" shall further mean and include any other person named in an Instruction and approved by the Fund to act as a depository in the manner required by Rule 17f-4 of the 1940 Act, its successor or successors and its nominee or nominees.

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         (g) "Foreign Assets" shall mean the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

         (h) "Foreign Custody Manager" shall mean a Foreign Custody Manager as defined in Rule 17f-5(a)(3) under the 1940 Act.

         (i) "Instruction" shall mean written (including telecopied, telexed, or electronically transmitted in a form that can be converted to print) or oral instructions actually received by the Custodian which the Custodian reasonably believes (based on internal authentication policies and procedures) were given by an Authorized Person. An Instruction shall also include any instrument in writing actually received by the Custodian which the Custodian reasonably believes to be genuine and to be signed by any two officers of the Fund, whether or not such officers are Authorized Persons. Except as otherwise provided in this Agreement, "Instructions" may include instructions given on a standing basis.

         (j) "1940 Act" shall mean the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

         (k) "Portfolio" refers to each of the separate and distinct investment portfolios of the Fund which the Fund and the Custodian shall have agreed in writing shall be subject to this Agreement, as identified in Schedule B hereto.

         (l) "Prospectus" shall include each current prospectus and statement of additional information of the Fund with respect to a Portfolio.

         (m) "Rule 17f-5" shall mean Rule 17f-5 under the 1940 Act.

         (n) "Rule 17f-7" shall mean Rule 17f-7 under the 1940 Act.

         (o) "Shares" refers to the shares of the Fund.

         (p) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodity interests and investments from time to time owned by the Fund and held in a Portfolio.

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         (q) "Sub-Custodian" shall mean and include (i) any branch of the
         Custodian, and (ii) any "Eligible Foreign Custodian," as that term is defined in Rule 17f-5(a)(1) under the 1940 Act, approved by the Fund or a Delegate of the Fund in the manner required by Rule 17f-5. For the avoidance of doubt, the term "Sub-Custodian" shall not include any central securities depository or clearing agency.

         (r) "Eligible Securities Depository" shall have the same meaning as set forth in Rule 17f-7(b)(1).

         (s) "Transfer Agent" shall mean the person which performs as the transfer agent, dividend disbursing agent and shareholder servicing agent for the Fund.

2. APPOINTMENT OF CUSTODIAN.

         (a) The Fund hereby constitutes and appoints the Custodian as custodian of all the Securities and monies owned by or in the possession of a Portfolio during the period of this Agreement.

         (b) The Fund hereby appoints the Custodian as a Foreign Custody Manager to perform the responsibilities as set forth in Section 3A.

         (c) The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

3. APPOINTMENT AND REMOVAL OF SUB-CUSTODIANS.

         (a) The Custodian may appoint one or more Sub-Custodians to act as sub-custodian or sub-custodians of Securities and monies at any time held in any Portfolio, upon the terms and conditions specified in this Agreement. The Custodian shall oversee the maintenance by any Sub-Custodian of any Securities or monies of any Portfolio.

         (b) The Agreement between the Custodian and each Sub-Custodian described in clause (ii) of Section 1(q) and acting hereunder shall contain any provisions necessary to comply with Rule 17f-5 under the 1940 Act.

         (c) Prior to the Custodian's use of any Sub-Custodian described in clause (ii) of Section 1(q), the Fund or a Delegate of the Fund must approve such Sub-Custodian in the manner required by Rule 17f-5.

         (d) The Custodian shall promptly take such steps as may be required to remove any Sub-Custodian that has ceased to be an "Eligible Foreign Custodian" or has otherwise ceased to meet the requirements under Rule 17f-5.

         (e) The Custodian hereby represents to the Fund that in its opinion, after due inquiry, the established procedures to be followed by each Sub-Custodian in connection with the safekeeping of property of a Portfolio pursuant to this Agreement afford reasonable care for the safekeeping of such property based on the standards applicable in the relevant market.

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3A.      DELEGATION OF FOREIGN CUSTODY MANAGEMENT.

         (a) The Fund hereby delegates to Custodian the responsibilities set forth in subparagraph (b) below of this Section 3A, in accordance with Rule 17f-5 with respect to foreign custody arrangements for the Fund's existing and future investment portfolios, For the avoidance of doubt, subparagraph (b) below relates only to custody arrangements with foreign sub-custodians and the term "Foreign Custodian" shall not include any central securities depositories or clearing agencies.

         (b) With respect to each arrangement with any Sub-Custodian regarding the assets of any investment portfolio of the Fund for which Custodian has responsibility under this Section 3A (a "Foreign Custodian"), Custodian shall:

                  (i) determine that the Fund's assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, if maintained with the Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including without limitation:
                  (1) the Eligible Foreign Custodian's practices, procedures, and internal controls, including but not limited to, the physical protections available for certified securities (if applicable), the method of keeping custodial records, and the security and data protection practice; (2) whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for Foreign Assets; (3) the Eligible Foreign Custodian's general reputation and standing; and (4) whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian such as by virtue of the existence of offices in the United States or consent to service of process in the United States;

                  (ii) determine that the written contract with such Foreign Custodian governing the foreign custody arrangements complies with the requirements of Rule 17f-5 and will provide reasonable care for the Fund's assets;

                  (iii) establish a system to monitor the appropriateness of maintaining the Fund's assets with such Foreign Custodian and the contract governing the Fund's foreign custody arrangements;

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                  (iv) provide to the Fund's Board of Directors written reports notifying the Board of the placement of the Fund's assets with a particular Foreign Custodian and periodic reports of any Material Changes to the Fund's foreign custodian arrangements, with the reports to be provided to the Board at each calendar quarter or at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's arrangements. "Material Changes" include, but are not limited to: a decision to remove all Foreign Assets from a particular sub-custodian; any event that may adversely and materially affect an Eligible Foreign Custodian's financial or operational strength; Custodian's inability to perform its duties in accordance with the standard of care under this
                  Section 3(A); a change in control of an Eligible Foreign Custodian; the failure of an Eligible Foreign Custodian to comply with the terms of Rule 17f-5, or its contract governing the Fund's foreign custody arrangements; the failure of the Custodian or a foreign custody arrangement to meet the standards in Rule 17f-5; any event that may adversely affect the Custodian's ability to comply with Rule 17f-5; and a material change in any information provided to the Board regarding: Custodian's expertise in foreign custody issues and risks.

                  (v) withdraw the Fund's assets from any Foreign Custodian as soon as reasonably practicable, if the foreign custody arrangement no longer meets the requirement of Rule 17f-5; and

                  (vi) exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's Foreign Assets would exercise.

4. USE OF SUB-CUSTODIANS AND SECURITIES DEPOSITORIES.

         With respect to property of a Portfolio which is maintained by the Custodian in the custody of a Sub-Custodian pursuant to Section 3:

         (a) The Custodian will identify on its books as belonging to the particular Portfolio any property held by such Sub-Custodian.

         (b) In the event that a Sub-Custodian permits any of the Securities placed in its care to be held with an Eligible Securities Depository, such Sub-Custodian will be required by its agreement with the Custodian to identify on its books such Securities as being held for the account of the Custodian as a custodian for its customers.

         (c) Any Securities held by a Sub-Custodian will be subject only to the instructions of the Custodian or its agents; and any Securities held with an Eligible Securities Depository for the account of a Sub-Custodian will be subject only to the instructions of such Sub-Custodian.

         (d) The Custodian will only deposit property of a Portfolio in an account with a Sub-Custodian which includes exclusively the assets held by the Custodian for its customers, and will cause such account to be designated by such Sub-Custodian as a special custody account for the exclusive benefit of customers of the Custodian.

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         (e) Before any Foreign Assets are placed with an Eligible Securities
         Depository, the Custodian shall provide the Fund's Board of Directors with an analysis of the custody risks associated with maintaining such assets with the depository.

         (f) The Custodian or its agent shall continue to monitor the custody risks associated with maintaining the Foreign Assets with the Eligible Securities Depository on a continuing basis and shall promptly notify the Fund's Board of Directors of any material changes in said risks.

         (g) The Custodian shall determine the eligibility under Rule 17f-7 of each Depository and shall promptly advise the Fund (and its investment adviser(s)) if any Eligible Securities Depository ceases to be eligible and, upon Instruction from the Fund, will withdraw the Fund's foreign assets from the depository as soon as reasonably practical.

         (h) The Custodian shall exercise reasonable care, prudence and diligence in performing the requirements set forth in this Section.

5. COMPENSATION.

         (a) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule C and incorporated herein. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately; provided that out-of-pocket disbursements may include only the items specified in Schedule C.

         (b) In the event that the Fund establishes one or more portfolios in addition to the Portfolios listed on Schedule B, for which the Fund desires the Custodian to render services under the terms hereof, the Fund shall notify the Custodian in writing, and if the Custodian agrees in writing to provide these services, the portfolios shall become a Portfolio hereunder.

         (c) If the Fund's requests for additional portfolios under this Agreement has been accepted by the Custodian, the compensation for such services will be reflected in Schedule C of this Agreement.

         (d) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule C, or replacing Schedule C with, a revised Fee Schedule, dated and signed by an officer of each party hereto.

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         (e) The Custodian will bill the Fund for its services to each Portfolio hereunder as soon as practicable after the end of each calendar quarter, and said billings will be detailed in accordance with the Fee Schedule for the Fund. The Fund will promptly pay to the Custodian the amount of such billing. The Custodian shall have a claim of payment against the property in each Portfolio for any compensation or expense amount owing to the Custodian in connection with such Portfolio from time to time under this Agreement.

         (f) The Custodian (not the Fund) will be responsible for the payment of the compensation of each Sub-Custodian.

6.       CUSTODY OF CASH AND SECURITIES

         (a) RECEIPT AND HOLDING OF ASSETS. The Fund will deliver or cause to be delivered to the Custodian and any Sub-Custodians all Securities and monies of any Portfolio at any time during the period of this Agreement and shall specify the Portfolio to which the Securities and monies are to be specifically allocated. The Custodian will not be responsible for such Securities and monies until actually received by it or by a Sub-Custodian. The Fund may, from time to time in its sole discretion, provide the Custodian with Instructions as to the manner in which and in what amounts Securities, and monies of a Portfolio are to be held on behalf of such Portfolio in the Book-Entry System or a Depository. Securities and monies of a Portfolio held in the Book-Entry System or a Depository will be held in accounts which include only assets of Custodian that are held for its customers.

         (b) ACCOUNTS AND DISBURSEMENTS. The Custodian shall establish and maintain a separate account for each Portfolio and shall credit to the separate account all monies received by it or a Sub-Custodian for the account of such Portfolio and shall disburse, or cause a Sub-Custodian to disburse, the same only:

                  1. In payment for Securities purchased for the Portfolio, as provided in Section 7 hereof;

                  2. In payment of dividends or distributions with respect to the Shares of such Portfolio, as provided in Section 11 hereof;

                  3. In payment of original issue or other taxes with respect to the Shares of such Portfolio, as provided in Section 12(c) hereof;

                  4. In payment for Shares which have been redeemed by such Portfolio, as provided in Section 12 hereof;

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                  5. In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Fund, as provided in Sections 5 and 16(h) hereof;

                  6. Pursuant to Instructions setting forth the name of the Portfolio and the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made.

         (c) FAIL FLOAT. In the event that any payment made for a Portfolio under this Section 6 exceeds the funds available in that Portfolio's account, the Custodian or relevant Sub-Custodian, as the case may be, may, in its discretion, advance the Fund on behalf of that Portfolio an amount equal to such excess and such advance shall be deemed an overdraft from the Custodian or such Sub-Custodian to that Portfolio payable on demand, bearing interest at the rate of interest customarily charged by the Custodian or such Sub-Custodian on similar overdrafts.

         (d) CONFIRMATION AND STATEMENTS. At least monthly, the Custodian shall furnish the Fund with a detailed statement of the Securities and monies held by it and all Sub-Custodians for each Portfolio. Where securities purchased for a Portfolio are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of a Depository, the Book-Entry System or a Sub-Custodian, the Custodian shall maintain such records as are necessary to enable it to identify the quantity of those securities held for such Portfolio. In the absence of the filing in writing with the Custodian by the Fund of exceptions or objections to any such statement within 60 days after the date that a material defect is reasonably discoverable, the Fund shall be deemed to have approved such statement; and in such case or upon written approval of the Fund of any such statement the Custodian shall, to the extent permitted by law and provided the Custodian has met the standard of care in Section 16 hereof, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement had been settled by the decree of a court of competent jurisdiction in an action in which the Fund and all persons having any equity interest in the Fund were parties.

         (e) REGISTRATION OF SECURITIES AND PHYSICAL SEPARATION. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian or a Sub-Custodian in that form; all other Securities held for a Portfolio may be registered in the name of that Portfolio, in the name of any duly appointed registered nominee of the Custodian or a Sub-Custodian as the Custodian or such Sub-Custodian may from time to time determine, or in the name of the Book-Entry System or a Depository or their successor or successors, or their nominee or nominees. The Fund reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities. The Fund agrees to furnish to the Custodian appropriate instruments to enable

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         the Custodian or any Sub-Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or a Depository, any Securities which the Custodian of a Sub-Custodian may hold for the account of a Portfolio and which may from time to time be registered in the name of a Portfolio. The Custodian shall hold all such Securities specifically allocated to a Portfolio which are not held in the Book-Entry System or a Depository in a separate account for such Portfolio in the name of such Portfolio physically segregated at all times from those of any other person or persons.

         (f) SEGREGATED ACCOUNTS. Upon receipt of an Instruction, the Custodian will establish segregated accounts on behalf of a Portfolio to hold liquid or other assets as it shall be directed by such Instruction and shall increase or decrease the assets in such segregated accounts only as it shall be directed by subsequent Instruction.

         (g) COLLECTION OF INCOME AND OTHER MATTERS AFFECTING SECURITIES. Except as otherwise provided in an Instruction, the Custodian, by itself or through the use of the Book-Entry System or a Depository with respect to Securities therein maintained, shall, or shall instruct the relevant Sub-Custodian to:

                  1. Collect all income due or payable with respect to Securities in accordance with this Agreement;

                  2. Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed or retired, or otherwise become payable;

                  3. Surrender Securities in temporary form for derivative Securities;

                  4. Execute any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

                  5. Hold directly, or through the Book-Entry System or a Depository with respect to Securities therein deposited, for the account of each Portfolio all rights and similar Securities issued with respect to any Securities held by the Custodian or relevant Sub-Custodian for each Portfolio.

         (h) DELIVERY OF SECURITIES AND EVIDENCE OF AUTHORITY. Upon receipt of an Instruction, the Custodian, directly or through the use of the Book-Entry System or a Depository, shall, or shall instruct the relevant Sub-Custodian to:

                  1. Execute and deliver or cause to be executed and delivered to such persons as may be designated in such Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

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                  2. Deliver or cause to be delivered any Securities held for a
                  Portfolio in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                  3. Deliver or cause to be delivered any Securities held for a Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for each such Portfolio certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                  4. Make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of a Portfolio and take such other steps as shall be stated in Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

                  5. Deliver Securities upon sale of such Securities for the account of a Portfolio pursuant to Section 7;

                  6. Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into on behalf of a Portfolio;

                  7. Deliver Securities of a Portfolio to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian or Sub-Custodian, as the case may be;

                  8. Deliver Securities for delivery in connection with any loans of securities made by a Portfolio but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund which may be in the form of cash or obligations issued by the United States Government, its agencies or instrumentalities;

                  9. Deliver Securities for delivery as security in connection with any borrowings by a Portfolio requiring a pledge of Portfolio assets, but only against receipt of the amounts borrowed;

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                  10. Deliver Securities to the Transfer Agent or its designee or to the holders of Shares in connection with distributions in kind, in satisfaction of requests by holders of Shares for repurchase or redemption;

                  11. Deliver Securities for any other proper business purpose, naming the person or persons to whom delivery of such Securities shall be made.

         (i) ENDORSEMENT AND COLLECTION OF CHECKS, ETC. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of a Portfolio.

         (j) EXECUTION OF REQUIRED DOCUMENTS. The Custodian is hereby authorized to execute any and all applications or other documents required by a regulatory agency or similar entity as a condition of making investments in the foreign market under such entity's jurisdiction.

7. PURCHASE AND SALE OF SECURITIES.

         (a) Promptly after the purchase of Securities, the Fund or its designee shall deliver to the Custodian an Instruction specifying with respect to each such purchase: (1) the name of the Portfolio to which such Securities are to be specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; and (7) the name of the person from whom or the broker through whom the purchase was made, if any. The Custodian or specified Sub-Custodian shall receive the Securities purchased by or for a Portfolio and upon receipt thereof (or upon receipt of advice from a Depository or the Book-Entry System that the Securities have been transferred to the Custodian's account) shall pay to the broker or other person specified by the Fund or its designee out of the monies held for the account of such Portfolio the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Instruction.

         (b) Promptly after the sale of Securities, the Fund or its designee shall deliver to the Custodian an Instruction specifying with respect to each such sale: (1) the name of the Portfolio to which the Securities sold were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale; (5) the sale price per unit; (6) the total amount payable to the Portfolio upon such sale; and (7) the name of the broker through whom or the person to whom the sale was made. The Custodian or relevant Sub-Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Fund upon receipt of the total amount payable to such Portfolio upon such sale, provided that the same conforms to the total amount payable to such Portfolio as set forth in such Instruction. Subject to the foregoing, the Custodian or relevant Sub-Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

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         (c) Notwithstanding (a) and (b) above, cash in any of the Portfolios may be invested by the Custodian for short term purposes pursuant to standing Instructions from the Fund.

8. LENDING OF SECURITIES.

         If the Fund and the Custodian enter into a separate written agreement authorizing the Custodian to lend Securities, the Custodian may lend Securities pursuant to such agreement. Such agreement must be approved by the Fund in the manner required by any applicable law, regulation or administrative pronouncement, and may provide for the payment of additional reasonable compensation to the Custodian. For the avoidance of doubt, the Fund can also lend securities through a third party lending agent other than the Custodian.

9.       INVESTMENT IN FUTURES, OPTIONS ON FUTURES AND OPTIONS

         The Custodian shall pursuant to Instructions (which may be standing instructions) (i) with respect to futures or options on futures, transfer initial margin to a futures commission merchant or safekeeping bank or, with respect to options, transfer collateral to a broker; (ii) pay or demand variation margin to or from a designated futures commission merchant or other broker based on daily marking to market calculations and in accordance with accepted industry practices; and
         (iii) subject to the Custodian's consent, enter into separate procedural, safekeeping or other agreements with respect to the custody of initial margin deposits or collateral in transactions involving futures contracts or options, as the case may be. The Custodian shall have no custodial or investment responsibility for any assets transferred to a safekeeping bank, futures commission merchant or broker pursuant to this paragraph. In addition, in connection with options transactions in a Portfolio, the Custodian is authorized to pledge assets of the Portfolio as collateral for such transactions in accordance with industry practice.

10. PROVISIONAL CREDITS AND DEBITS.

         (a) The Custodian is authorized, but shall not be obligated, to credit the account of a Portfolio provisionally on payable date with interest, dividends, distributions, redemptions or other amounts due. Otherwise, such amounts will be credited to the Portfolio on the date such amounts are actually received and reconciled to the Portfolio. In cases where the Custodian has credited a Portfolio with such amounts prior to actual collection and reconciliation, the Fund acknowledges that the Custodian shall be entitled to recover any such credit on demand from the Fund and further agrees that the Custodian may reverse such credit if and to the extent that Custodian does not receive such amounts in the ordinary course of business.

          (b) If the Portfolio is maintained as a global custody account it shall participate in the Custodian's contractual settlement date processing service ("CSDP") unless the Custodian directs the Fund, or the Fund informs the Custodian, otherwise. Pursuant to CSDP the Custodian shall be authorized, but not obligated, to automatically credit or debit the Portfolio provisionally on contractual settlement date with cash or securities in connection with any sale, exchange or purchase of securities. Otherwise, such cash or securities shall be credited to the Portfolio on the day such cash or securities are actually received by the Custodian and reconciled to the Portfolio. In cases where the Custodian credits or debits the Portfolio with cash or securities prior to actual receipt and reconciliation, the Custodian may reverse such credit or debit as of contractual settlement date if and to the extent that any securities delivered by the Custodian are returned by the recipient, or if the related transaction fails to settle (or fails, due to market change or other reasons, to settle on terms which provide the Custodian full reimbursement of any provisional credit the Custodian has granted) within a period of time judged reasonable by the Custodian under the circumstances. The Fund agrees that it will not make any claim or pursue any legal action against the Custodian for loss or other detriment allegedly arising or resulting from the Custodian's good faith determination to effect, not effect or reverse any provisional credit or debit to the Portfolio.

               The Fund acknowledges and agrees that funds debited from the Portfolio on contractual settlement date including, without limitation, funds provided for the purchase of any securities under circumstances where settlement is delayed or otherwise does not take place in a timely manner for any reason, shall be held pending actual settlement of the related purchase transaction in a non-interest bearing deposit at the Custodian's London Branch; that such funds shall be available for use in the Custodian's general operations; and that the Custodian's maintenance and use of such funds in such circumstances are, without limitation, in consideration of the Custodian's providing CSDP.

          (c) The Fund recognizes that any decision to effect a provisional credit or an advancement of the Custodian's own funds under this agreement will be an accommodation granted entirely at the Custodian's option and in light of the particular circumstances, which circumstances may involve conditions in different countries, markets and classes of assets at different times. The Fund shall make the Custodian whole for any loss which it may incur from granting such accommodations and acknowledges that the Custodian shall be entitled to recover any relevant amounts from the Fund on demand. All amounts thus due to the Custodian shall be paid by the Fund from the account of the relevant Portfolio unless otherwise paid on a timely basis and in that connection the Fund acknowledges that the Custodian has a continuing lien on all assets of such Portfolio to the extent permissible under the 1940 Act to secure such payments and agrees that the Custodian may apply or set off against such amounts any amounts credited by or due from the Custodian to the Fund. If funds in the Portfolio are insufficient to make any such payment the Fund shall promptly deliver to the Custodian the amount of such deficiency in immediately available funds when and as specified by the Custodian's written or oral notification to the Fund.

          (d) In connection with the Custodian's global custody service the Fund will maintain deposits at the Custodian's London Branch. The Fund acknowledges and agrees that such deposits are payable only in the currency in which an applicable deposit is denominated; that such deposits are payable only on the Fund's demand at the Custodian's London Branch; that such deposits are not payable at any of the Custodian's offices in the United States; and that the Custodian will not in any manner directly or indirectly promise or guarantee any such payment in the United States.

               The Fund further acknowledges and agrees that such deposits are subject to cross-border risk, and therefore the Custodian will have no obligation to make payment of deposits if and to the extent that the Custodian is prevented from doing so by reason of applicable law or regulation or any Sovereign Risk event affecting the London Branch or the currency in which the applicable deposit is denominated. "Sovereign Risk" for this purpose means nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the property rights of persons who are not residents of the affected jurisdiction; or acts of war, terrorism, insurrection or revolution; or any other act or event beyond the Custodian's control.

               THE FUND ACKNOWLEDGES AND AGREES THAT DEPOSIT ACCOUNTS MAINTAINED AT FOREIGN BRANCHES OF UNITED STATES BANKS (INCLUDING, IF APPLICABLE, ACCOUNTS IN WHICH CUSTOMER FUNDS FOR THE PURCHASE OF SECURITIES ARE HELD ON AND AFTER CONTRACTUAL SETTLEMENT DATE), ARE NOT INSURED BY THE U.S. FEDERAL DEPOSIT INSURANCE CORPORATION; MAY NOT BE GUARANTEED BY ANY LOCAL OR FOREIGN GOVERNMENTAL AUTHORITY; ARE UNSECURED; AND IN A LIQUIDATION MAY BE SUBORDINATED IN PRIORITY OF PAYMENT TO DOMESTIC (U.S.- DOMICILED) DEPOSITS. THEREFORE, BENEFICIAL OWNERS OF SUCH FOREIGN BRANCH DEPOSITS MAY BE UNSECURED CREDITORS OF THE NORTHERN TRUST COMPANY.

               Deposit account balances that are owned by United States residents are expected to be maintained in an aggregate amount of at least $100,000 or the equivalent in other currencies.

11.      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS.

         (a) In the event that the Board of Directors of the Fund (or a committee thereof) authorizes the declaration of dividends or distributions with respect to a Portfolio, an Authorized Person shall provide the Custodian with Instructions specifying the record date, the date of payment of such distribution and the total amount payable to the Transfer Agent or its designee on such payment date.

         (b) Upon the payment date specified in such Instructions, the Custodian shall pay the total amount payable to the Transfer Agent or its designee out of the monies specifically allocated to and held for the account of the appropriate Portfolio.

12.      SALE AND REDEMPTION OF SHARES.

         (a) Whenever the Fund shall sell any Shares, the Fund shall deliver or cause to be delivered to the Custodian an Instruction specifying the name of the Portfolio whose Shares were sold and the amount to be received by the Custodian for the sale of such Shares.

         (b) Upon receipt of such amount from the Transfer Agent or its designee, the Custodian shall credit such money to the separate account of the Portfolio specified in the Instruction described in paragraph
         (a) above.

         (c) Upon issuance of any Shares in accordance with the foregoing provisions of this Section 12, the Custodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon the receipt of an Instruction specifying the amount to be paid.

         (d) Except as provided hereafter, whenever any Shares are redeemed, the Fund shall deliver or cause to be delivered to the Custodian an Instruction specifying the name of the Portfolio whose Shares were redeemed and the total amount to be paid for the Shares redeemed.

         (e) Upon receipt of an Instruction described in paragraph (d) above, the Custodian shall pay to the Transfer Agent (or such other person as the Transfer Agent directs) the total amount specified in such Instruction. Such payment shall be made from the separate account of the Portfolio specified in such Instruction.

13.      INDEBTEDNESS.

         (a) The Fund or its designee will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Fund borrows money, using Securities as collateral, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian an Instruction stating with respect to each such borrowing:
         (1) the name of the Portfolio for which the borrowing is to be made;
         (2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement;
         (4) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (5) the date on which the loan becomes due and payable; (6) the total amount payable to the Fund for the separate account of the Portfolio on the borrowing date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (8) whether the Custodian is to deliver such collateral through the Book-Entry System or a Depository; and (9) a statement that such loan is in conformance with the 1940 Act and the Prospectus.

         (b) Upon receipt of the Instruction referred to in paragraph (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Instruction. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Fund from time to time such Securities specifically allocated to such Portfolio as may be specified in the Instruction to collateralize further any transaction described in this Section 13. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in such Instruction all of the information required by this Section 13, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

14.      CORPORATE ACTION.

         Whenever the Custodian or any Sub-Custodian receives information concerning Securities held for a Portfolio which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bond issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to Securities holders ("Corporate Actions"), the Custodian shall promptly deliver to the Fund or its designee notice of such Corporate Actions.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action which bears an expiration date is received, the Custodian will endeavor to obtain an Instruction relating to such Corporate Action from an Authorized Person, but if such Instruction is not received in time for the Custodian to take timely action, or actual notice of such Corporate Action was received too late to seek such an Instruction, the Custodian is authorized to sell, or cause a Sub-Custodian to sell, such rights entitlement or fractional interest and to credit the applicable account with the proceeds and to take any other action it deems, in good faith, to be appropriate, in which case, provided it has met the standard of care in Section 16 hereof, it shall be held harmless by the particular Portfolio involved for any such action.

         The Fund or its designated agent shall have the right to exercise voting and other rights and powers for any Securities, however registered. Custodian's only duty shall be to promptly deliver to the Fund any documents received, including proxy statements and offering circulars, with any proxies executed by the nominee for Securities registered in a nominee name. Custodian reserves the right to provide any documents received, or parts thereof, in the language received. The Fund acknowledges that in certain countries Custodian may be unable to vote individual proxies but be able only to vote proxies on a net basis. Custodian will use reasonable care in facilitating the exercise of voting and other shareholder rights by the Fund, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights. Custodian shall vote or cause proxies to be voted only as expressly directed in writing pursuant to Instructions of the Fund's Authorized Person. In the absence of Instructions, neither Custodian nor any Sub-Custodian shall vote or cause proxies to be voted, and they shall expire without liability to Custodian.

15.      PERSONS HAVING ACCESS TO THE PORTFOLIOS.

         (a) Neither the Fund nor any officer, director, employee or agent of the Fund, the Fund's investment adviser, or any sub-investment adviser, shall have physical access to the assets of any Portfolio held by the Custodian or any Sub-Custodian or be authorized or permitted to withdraw any investments of a Portfolio, nor shall the Custodian or any Sub-Custodian deliver any assets of a Portfolio to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund's investment adviser, with any sub-investment adviser of the Fund or with the Fund shall have access to the assets of any Portfolio.

         (b) Nothing in this Section 15 shall prohibit any Authorized Person from giving Instructions to the Custodian so long as such Instructions do not result in delivery of or access to assets of a Portfolio prohibited by paragraph (a) of this Section 15.

         (c) The Custodian represents that it maintains a system that is reasonably designed to prevent unauthorized persons from having access to the assets that it holds (by any means) for its customers.

16.      CONCERNING THE CUSTODIAN.

         (a) SCOPE OF SERVICES. The Custodian shall be obligated to perform only such services as are set forth in this Agreement or expressly contained in an Instruction given to the Custodian which is not contrary to the provisions of this Agreement.

         (b) STANDARD OF CARE.

                  1. The Custodian will use reasonable care, prudence and diligence with respect to its obligations under this Agreement. The Custodian shall be liable to, and shall indemnify and hold harmless the Fund from and against any liability which arise out of the failure of the Custodian or a Sub-Custodian to perform its duties under this Agreement to the extent such liability arise out of Custodian's willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement. In the event of any loss to the Fund by reason of the failure of the Custodian or a Sub-Custodian to perform its duties consistent with the standard of care as provided in this Section 16, paragraph
                  (b), the Custodian shall be liable to the Fund only to the extent of the Fund's direct damages and expenses including any attendant transaction expenses, which damages, for purposes of property only, shall be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special condition or circumstances.

                  2. The Custodian will not be responsible for any act, omission, or default of, or for the insolvency of any central clearing agency, central securities depository, Depository or Eligible Securities Depository.

                  3. The Custodian will not be responsible for any act, omission, or default of, or for the insolvency of, any broker or agent, which it appoints and uses unless such appointment and use is made or done negligently or in bad faith. In the event such an appointment and use is made or done negligently or in bad faith, the Custodian shall be liable to the Fund only for direct damages and expenses (determined in the manner described in paragraph (b)(1) above) resulting from such appointment and use and, in the case of any loss due to an act, omission or default of such agent or broker, only to the extent that such loss occurs as a result of the failure of the agent or broker to exercise reasonable care ("reasonable care" for this purpose to be determined in light of the prevailing standards applicable to such agents or brokers, as appropriate, in the jurisdiction where the services are performed).

                  4. The Custodian shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted in good faith and without negligence pursuant to such advice.

                  5. The Custodian shall be entitled to rely upon any Instruction it receives pursuant to the applicable Sections of this Agreement that it reasonably believes to be genuine and to be from an Authorized Person. In the event that the Custodian receives oral Instructions, the Fund or its designee shall cause to be delivered to the Custodian, by the close of business on the same day that such oral Instructions were given to the Custodian, written Instructions confirming such oral Instructions, whether by hand delivery, telex or otherwise. The Fund agrees that the fact that no such confirming written Instructions are received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in connection with (i) acting upon oral Instructions given to the Custodian hereunder, provided such instructions reasonably appear to have been received from an Authorized Person or (ii) deciding not to act solely upon oral Instructions, provided that the Custodian first contacts the giver of such oral Instructions and requests written confirmation immediately following any such decision not to act.

                  6. The Custodian shall supply the Fund or its designee with such daily information regarding the cash and Securities positions and activity of each Portfolio as the Custodian and the Fund or its designee shall from time to time agree. It is understood that such information will not be audited by the Custodian and the Custodian represents that such information will be the best information then available to the Custodian. The Custodian shall have no responsibility whatsoever for the pricing of Securities, accruing for income, valuing the effect of Corporate Actions, or for the failure of the Fund or its designee to reconcile differences between the information supplied by the Custodian and information obtained by the Fund or its designee from other sources, including but not limited to pricing vendors and the Fund's investment adviser. Subject to the foregoing, to the extent that any miscalculation by the Fund or its designee of a Portfolio's net asset value is attributable to the willful misfeasance, bad faith or negligence of the Custodian (including any Sub-Custodian ) in supplying or omitting to supply the Fund or its designee with information as aforesaid, the Custodian shall be liable to the Fund for any resulting loss (subject to such de minimis rule of change in value as the Board of Directors may from time to time adopt).

         (c) LIMIT OF DUTIES. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

                  1. The validity of the issue of any Securities purchased by any Portfolio, the legality of the purchase thereof, or the propriety of the amount specified by the Fund or its designee for payment therefor;

                  2. The legality of the sale of any Securities by any Portfolio or the propriety of the amount of consideration for which the same are sold;

                  3. The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

                  4. The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

                  5. The legality of the declaration or payment of any dividend or distribution by the Fund; or

                  6. The legality of any borrowing.

         (d) The Custodian need not maintain any insurance for the exclusive benefit of the Fund, but hereby warrants that as of the date of this Agreement it is maintaining a bankers Blanket Bond and hereby agrees to notify the Fund upon request, the status of coverage and will notify the Fund in the event that such bond coverage is materially changed, canceled or otherwise lapses.

         (e) Consistent with and without limiting the language contained in
         Section 16(a), it is specifically acknowledged that the Custodian shall have no duty or responsibility to:

                  1. Question any Instruction or make any suggestions to the Fund or an Authorized Person regarding any Instruction;

                  2. Supervise or make recommendations with respect to investments or the retention of Securities;

                  3. Subject to Section 16(b)(3) hereof, evaluate or report to the Fund or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement; or

                  4. Review or reconcile trade confirmations received from brokers.

         (f) AMOUNTS DUE FROM OR TO TRANSFER AGENT. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to any Portfolio from the Transfer Agent or its designee nor to take any action to effect payment or distribution by the Transfer Agent or its designee of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

         (g) NO DUTY TO ASCERTAIN AUTHORITY. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund and specifically allocated to a Portfolio are such as may properly be held by the Fund under the provisions of the Articles of Incorporation and the Prospectus.

         (h) INDEMNIFICATION. The Fund agrees to indemnify and hold the Custodian harmless from all loss, cost, taxes, charges, assessments, claims, and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934 and the 1940 Act and state or foreign securities laws) and expenses (including reasonable attorneys fees and disbursements) arising directly or indirectly from any action taken or omitted by the Custodian (i) upon an Instruction and otherwise in accordance with this Agreement; provided, that the foregoing indemnity shall not apply to any loss, cost, tax, charge, assessment, claim, liability or expense to the extent the same is attributable to the Custodian's or any Sub-Custodian's willful misfeasance, bad faith, negligence or reckless disregard of duties and obligations under this Agreement or any other agreement relating to the custody of Fund property.

         (i) The Fund agrees to hold the Custodian harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges on a Portfolio.

         (j) Without limiting the foregoing, the Custodian shall not be liable for any loss which results from:

                  1. the general risk of investing;

                  2. subject to Section 16(b) hereof, investing or holding property in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of property held pursuant to this Agreement; or

                  3. consequential, special or punitive damages for any act or failure to act under any provision of this Agreement, even if advised of the possibility thereof.

         (k) FORCE MAJEURE. The Custodian shall not be liable to the Fund for any delay in performance, or non- performance, of any obligation hereunder to the extent that the same is due to forces beyond its reasonable control, including but not limited to delays, errors or interruptions caused by the Custodian or third parties, any industrial, juridical, governmental, civil or military action, acts of terrorism, insurrection or revolution, nuclear fusion, fission or radiation, failure or fluctuation in electrical power, heat, light, air conditioning or telecommunications equipment, or acts of God. Custodian acknowledges that it has entered into arrangements that provide for back-up and disaster recovery facilities and will take reasonable steps to minimize service interruptions due to the aforementioned events. Further, the Custodian shall maintain and update from time to time commercially reasonable business continuity procedures and disaster recovery facilities with respect to its custody business, both domestic and foreign, as would be maintained by a professional custodian.

         (1) INSPECTION OF BOOKS AND RECORDS. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, and under applicable federal and state laws. All such records shall be the property of the Fund and shall at all times during regular business hours of the Custodian be open for inspection by duly authorized officers, employees and agents of the Fund and by the appropriate employees of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of Securities and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

         (m) ACCOUNTING CONTROL REPORT. The Custodian shall provide, promptly, upon request of the Fund, such reports as are available concerning the internal accounting controls and financial strength of the Custodian.

17. TERM AND TERMINATION.

         (a) This Agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter until terminated in accordance with Section 17(b).

         (b) Either of the parties hereto may terminate this Agreement with respect to any Portfolio by giving to the other party a notice in writing specifying the date of such termination, which, in case the Fund is the terminating party, shall be not less than 30 days after the date of Custodian receives such notice in a case where the Portfolio is liquidating and 60 days after the date Custodian receives such notice where the Portfolio is converting to a new custodian or, in case the Custodian is the terminating party, shall be not less than 90 days after the date the Fund receives such notice. In the event such notice is given by the Fund, it shall be accompanied by a certified resolution of the Board of Directors, electing to terminate this Agreement with respect to any Portfolio and designating a successor custodian or custodians.

         In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a certified resolution of the Board of Directors, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Fund fails to designate a successor custodian with respect to any Portfolio, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and monies of such Portfolio, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund.

         (c) Upon the date set forth in such notice under paragraph (b) of this
         Section 17, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and monies then held by the Custodian and specifically allocated to the Portfolio or Portfolios specified, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled with respect to such Portfolio or Portfolios.

18.      MISCELLANEOUS.

         (a) Annexed hereto as Schedule A is a certification signed by two of the present officers of the Fund setting forth the names of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification is received by the Custodian, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Instructions which Custodian reasonably believes were given by an Authorized Person, as identified in the last delivered certification. Unless such certification specifically limits the authority of an Authorized Person to specific matters or requires that the approval of another Authorized Person is required, Custodian shall be under no duty to inquire into the right of such person, acting alone, to give any instructions whatsoever under this Agreement.

         (b) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at its address stated on the first page hereof or at such other place as the Custodian may from time to time designate in writing.

         (c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its offices at its address shown on the first page hereof or at such other place as the Fund may from time to time designate in writing.

         (d) Except as expressly provided herein, this Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement.

         (e) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, and any attempted assignment without such written consent shall be null and void.

         (f) This Agreement shall be construed in accordance with the laws of the State of Illinois.

         (g) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         (h) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         (i) The Fund and the Custodian agree that the obligations of the Fund under this Agreement shall not be binding upon or any member of the Board of Directors or any shareholder, nominee, officer, employee or agent, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund or of the appropriate Portfolio(s) thereof. The execution and delivery of this Agreement have been duly authorized by Fund and signed by an authorized officer of the Fund, acting as such, but neither such authorization by the Fund nor such execution and delivery by such officer shall be deemed to have been made by any member of the Board of Directors or by any officer or shareholder of the Fund individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund or of the appropriate Portfolio(s) thereof.

         (j) The Fund and the Custodian shall be entitled to rely, and may act, although not required to act, upon the advice of counsel (who may be counsel for the Custodian or the Fund, as the case may be) on all matters and shall be without liability for any action reasonably taken or omitted in good faith and without negligence pursuant to such advice.

         (k) If any party seeks indemnification under this Agreement, they must advise the other party of the pertinent facts and give reasonable notice of such indemnification.

19.      CONFIDENTIALITY.

         The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. Further, the Custodian also agrees not to trade on information received regarding the funds trading practices or portfolio holdings. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental, or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

                                        THE ADVISORS' INNER CIRCLE FUND II


                                        By: /s/ JAMES NDIAYE
                                            ------------------------------------
                                        Name: James Ndiaye
                                        Title: Vice President and Secretary


The undersigned, James Ndiaye, does hereby certify that he/she is the duly elected, qualified and acting Secretary of The Advisors' Inner Circle Fund II (the "Fund") and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of the Fund with full power and authority to execute this Custody Agreement on behalf of the Fund and to take such other actions and execute such other documents as may be necessary to effectuate this Agreement.

/s/ JAMES NDIAYE
------------------------------------
Secretary
 THE ADVISORS' INNER CIRCLE FUND II



                                        THE NORTHERN TRUST COMPANY

                                        By: /s/ illegible signature
                                            ------------------------------------
                                        Name: illegible print
                                        Title: Vice President

                                   SCHEDULE A


                       CERTIFICATION OF AUTHORIZED PERSONS

         Pursuant to paragraphs 1(b) and 18(a) of the Agreement, the undersigned officers of [Fund Name] hereby certify that the person(s) whose name(s) and signature(s) appear below have been duly authorized by the Board of Directors to give Instructions on behalf of the Fund.

                    NAME                    SIGNATURE


         -------------------------- ---------------------------

         -------------------------- ---------------------------

         -------------------------- ---------------------------

         -------------------------- ---------------------------

         -------------------------- ---------------------------

         -------------------------- ---------------------------


Certified as of the ____ day of _____________, 200__:


OFFICER:                                    OFFICER:


-------------------------------     --------------------------------
(Signature) (Signature)


-------------------------------     --------------------------------
(Name) (Name)


-------------------------------     --------------------------------
(Title) (Title)

                                   SCHEDULE B


                             PORTFOLIOS OF THE FUND

Aberdeen Emerging Markets Fund (Institutional Class)
Aberdeen Emerging Markets Fund (Investor Class)
Aberdeen Total Fixed Income Fund (Institutional Class)
Aberdeen Total Fixed Income Fund (Investor Class)

                                   SCHEDULE C


                                      FEES

Northern Trust has three components to its custody fee structure:

1. A charge per fund account;

2. A variable charge on the market value of assets based upon the country of investment, and;

3. A variable charge per transaction.

       1. ACCOUNT-BASED FEES

          Per fund account                                                                   $2,500 per annum

          Per holding/transition account                                                     $2,500 per annum
          Per one line asset account                                                         $1,500 per annum

       2. ASSET-BASED FEES

          Tier 1      United States                                                          0.25 basis point

          Tier 2      Canada, Ireland, United Kingdom                                         1.0 basis point


          Tier 3      Austria, Belgium, Denmark, Euroclear, Finland, France,                 2.0 basis points
                      Germany, Greece, Italy, Japan, Luxembourg, Netherlands,
                      Norway,  Portugal, Spain, Sweden and Switzerland


          Tier 4      Australia, Hong Kong, New Zealand and Singapore                        4.0 basis points

          Tier 5      Malaysia, Philippines, South Africa, South Korea, Taiwan and           7.0 basis points
                      Thailand

          Tier 6      Argentina, Brazil, China, Cyprus, Czech Republic, Hungary,            12.0 basis points
                      Iceland, Indonesia, Mexico, Poland, Sri Lanka and Turkey

          Tier 7      Bahrain, Bangladesh, Bermuda, Bolivia, Botswana, Bulgaria, Chile,     25.0 basis points
                      Colombia, Croatia, Ecuador, Egypt, Estonia, Ghana, India, Israel,
                      Ivory Coast, Jamaica, Jordan, Kazahkstan, Kenya, Latvia, Lebanon,
                      Lithuania, Malta, Mauritius, Morocco, Namibia, Nigeria, Oman,
                      Pakistan, Palestine, Peru, Qatar, Romania, Russia, Slovakia,
                      Slovenia, Swaziland, Trinidad and Tobago, Tunisia, Uganda,
                      Ukraine, United Arab Emirates, Uruguay, Venezuela, Vietnam,
                      Zambia and Zimbabwe


       3. TRANSACTION-BASED FEES

          Tier 1
                 DTC                                                                       $  7 per
                 Fed Book Entry                                                            $  7 per
                 P&I Book Entry                                                            $  5 per
                 P&I Physical                                                              $ 10 per

          Tier 2                                                                           $ 10 per
          Tier 3                                                                           $ 20 per
          Tier 4                                                                           $ 40 per
          Tier 5                                                                           $ 60 per
          Tier 6                                                                           $ 80 per
          Tier 7                                                                           $125 per
          Futures/options                                                                  $ 25 per
          Third-party payments, Foreign Exchange and fixed deposits outside                $ 50 per
          Northern Trust
          Wire Transfers and Mark to Markets                                               $  5 per

       OTHER COSTS A charge may be applied for:

o Market associated execution costs, not limited to but including stamp duty, securities re-registration charges, third-party foreign exchange, third-party fixed deposits, and proxy voting physical representation/ad hoc expenses will be passed through at cost if and as applicable.

o Services required in respect of any directly held property, derivatives or venture capital/private equity portfolios will be evaluated and priced on a case by case business, according to the level of work involved.

o    The transactions involved in portfolio restructuring

o    Supporting/facilitating on-site visits by your auditors

       ANNUAL CUSTODY MINIMUM

An annual minimum custody fee of $50,000 per fund account is waived in lieu of the quoted fee schedule.